UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2025

Piedmont Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34626

Maryland	58-2328421
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

5565 Glenridge Connector Ste. 450

Atlanta, Georgia 30342

(Address of principal executive offices, including zip code)

(770) 418-8800

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	PDM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On November 13, 2025, Piedmont Realty Trust, Inc. (the “Company”) issued a press release announcing that its operating partnership, Piedmont Operating Partnership, LP (the “Operating Partnership”), has commenced a cash tender offer to purchase any and all of its outstanding 9.250% senior notes due 2028 (the “Senior Notes”). A copy of this press release is attached hereto as Exhibit 99.1, which is incorporated herein by reference. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein are deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description

99.1	Press release, dated November 13, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2025	Piedmont Realty Trust, Inc.

	By:	/s/ Sherry Rexroad
Sherry Rexroad
Chief Financial Officer and Executive Vice President

3